[PWC Logo]
August 15, 2012
Securities and Exchange Commission
100 F Street N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Endologix, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Endologix, Inc. dated August 9, 2012. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

\S\ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP, 2020 Main Street, Suite 200, Irvine, CA 92614
T: (949) 437 5200, F: (949) 437 5300, www.pwc.com/us